                                                                     EXHIBIT 4.1

COMMON STOCK                                                        COMMON STOCK

NUMBER                                                                    SHARES


THIS CERTIFICATE IS TRANSFERABLE IN                            SEE REVISE FOR
NEW YORK, NY AND RIDGEFIELD PARK, NJ                         CERTAIN DEFINITIONS

                    AMERICAN TELESOURCE INTERNATIONAL, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                                               CUSIP 03028P 10 8

This Certifies that

                                S P E C I M E N
is the owner of

FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF COMMON STOCK, PAR VALUE OF $.001
                                 PER SHARE, OF
                    AMERICAN TELESOURCE INTERNATIONAL, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed or accompanied by a proper assignment. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

  WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

  DATED
                                        COUNTERSIGNED AND REGISTERED
                                        CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                                                    TRANSFER AGENT AND REGISTRAR
                                        BY:
                                            ------------------------------------
SECRETARY          PRESIDENT                                AUTHORIZED SIGNATURE